TWELFTH LEASE AMENDMENT

This AGREEMENT (this "Amendment") made as of this 20th day of November 2020,  between I.PARK EAST FISHKILL LLC,  a Delaware limited liability company,  having an office at 485 West Putnam Avenue ,  Greenwich,  Connecticut 06830 ("Landlord"), and EMAGIN CORPORATION ,  a Delaware corpo ration,  having an address at 2070 Route 52,  Hopewell Junction, New York 12533 ("Tenant").

RECITALS

WHEREAS,  Landlord and Tenant are parties to an Agreement of Lease dated May 28,  1999, as amended  by First Amendment dated July 9,  1999, Second Amendment dated January 29, 2001,  Third Amendment dated May 8,  2002, Fourth Amendment dated November 29,  2004,

Fifth Amendment dated September 1,  2006,  Sixth Amendment dated May 27, 2009,  Seventh Amendment dated May 2,  2014,  Eighth Amendment dated March 21,  2016 ,  Ninth Amendment dated December 7,  2017,  Tenth Amendment  dated June 25,  2018 and Eleventh Amendment dated January 2019 (collective ly,  the "Lease");

WHEREAS ,  Landlord and Tenant desire to amend the Lease to provide for,  among other matters,  the expansion of  the Premises (as defined in the Lease) and to modif y  certain other terms and provisions of the Lease; and

NOW,  THEREFORE, in consideration of the foregoing and for other good and valuable consideration,  the receipt and sufficiency  of which is acknowledged by the parties hereto, Landlord and Tenant agree as follows:

1.    Undefined Capitalized Terms.   All capitalized terms used in this Amendment but not defined herein shall have the same meanings ascribed to such terms in the Lease.

2.    Expansion.  The Premises are hereby further expanded to include (i) the approximately 7,910 rentable square feet of space,  as identified as "Clean Room 7,910 Rentable Square Feet"  on Exhibit A attached hereto and made a part hereof (the "Clean Room Expansion Space")  located in Building 755,  (ii) the approximately 1,977 rentable square feet of space,  as identified as "Storage 1,977 Rentable Square Feet" on Exhibit A attached hereto and made a part hereof (the "Storage Expansion Space IV")  located in Building 755, (iii) the approximately 2,464 rentable square feet of space,  as identified as "Storage 2,464 Rentable Square Feet"  on Exhibit A attached hereto and made a part hereof (the "Storage Expansion Space V")  located in Building 755 and (iv) the approximatel y  384 rentable square feet of  space,  as identified as "Office 384 Rentable Square Feet"  on Exhibit A attached hereto and made a part hereof (the "Office Expansion Space II ") located in Building 755;  and,  together with the Clean Room Expansion Space,  the Storage Expansion Space IV and the Storage Expansion Space V,  the "Expansion Space")  located in the Building,  under  all of the terms contained in the Lease ,  as amended herein.  The use  of the Clean Room Expansion Space shall be clean room only, the use of the Storage Expansion Space IV and the Storage Expansion Space V shall be storage only and the Office Expansion Space II shall be administrative offices only. The definition of "Premises" in the Lease is hereby amended to include the Expansion Space.

3.    Landlord's Work. Tenant shall accept possession of the Clean Room Expansion Space,  the Storage Expansion Space IV,  the Storage Expansion Space V and the  Office Expansion Space II in its then "  AS IS" condition "  WITH ALL FAULTS"  and Landlord shall have no obligation to alter,  improve,  decorate or otherwise prepare the Clean Room Expansion Space,  the Storage Expansion Space IV,  the Storage Expansion Space V and the  Office Expansion Space II for Tenant's occupancy except that Landlord shall perform the work to the Clean Room Expansion Space, the Storage Expansion  Space IV and the Storage Expansion Space V described in Exhibit B attached hereto and made a part hereof (the "Landlord Expansion Space Work") and shall also perform the work described  in Exhibit C attached hereto and made a part hereof (the "Landlord Refurbishment Work"). Landlord's Work shall be prosecuted to completion with due diligence and will be done at Landlord's sole cost and expense. Landlord shall cooperate with Tenant, at no cost or expense to Tenant, to cause certificates of occupancy and/or completion for the Expansion Space to be issued once Tenant completes its work in the Expansion Space.

4.    Tenant’s Work. Tenant shall perform, at its cost,  all other work required for the Expansion Space to be used by Tenant in accordance herewith (collectively, the "Initial Tenant Expansion Space Work").

5.    Date of Delivery. Landlord will use commercially reasonable efforts to substantially complete Landlord's Work by  the following dates:

a.    The Landlord Expansion Space Work by March 1,  2021; and

b.    The Landlord Refurbishment Work by July 1,  2021.

6.    Base Rent and Additional Rent.  Tenant shall pay to Landlord  Base Rent for (i) the Clean Room Expansion Space in the amount of $22.50 per square foot per annum, (ii) the Storage Expansion Space IV in the amount of $7.83 per square foot per annum, (iii) the Storage Expansion Space V in the amount of $7.83 per square foot per annum ,  and (iv) the Office Expansion Space II in the amount of $15.14 per square foot per annum,  payable in equal monthly installments in accordance with the Lease. Tenant shall commence paying rent on the Clean Room Expansion Space on the earlier of (i) the date that is one hundred eighty (180) days after Landlord substantially completes the Landlord Expansion Space Work related to the Clean Room Expansion Space (the "Clean Room Expansion Space Rent Commencement Date") and (ii) the date that Tenant occupies the Clean Room Expansion Space.  Depending upon the date to be utilized,  the appropriate party shall provide written notice to the other party and the Clean Room Expansion Space Rent Commencement Date shall be established. Tenant shall commence paying rent on the Storage Expansion Space IV,  the Storage Expansion Space V and the Office Expansion Space II on the earlier of (i) the date that Landlord substantially completes the Landlord Expansion Space Work related to the Storage Expansion Space IV and the Storage Expansion Space V (other than the installation of the acoustical drop ceiling described in Section 3(b)(iv) of Exhibit B attached hereto,  which shall be performed by Landlord contemporaneously with the Initial Tenant Expansion Space Work) and (ii) the date that Tenant occupies the remaining Expansion Space (the "Remaining Expansion Space Rent Commencement Date"). Depending upon the date to be utilized, the appropriate party shall provide written notice to the other party and the Remaining Expansion Space Rent Commencement Date shall be established.

Tenant shall pay to Landlord as additional rent for the Expansion Space the cost of utilities consumed therein,  as set forth in the Lease.  Any delay caused by or on behalf of Tenant shall not impact the Clean Room Expansion Space Rent Commencement Date or the Remaining Expansion Space Rent Commencement Date.

7.    Base Rent Escalations.  Tenant shall pay to Landlord Base Rent for the Premises as set forth in Exhibit E, attached hereto and made a part hereof.  For avoidance of doubt,  the Base Rent reduction set forth in Exhibit E for the 16,316 sf of existing Clean Room space shall commence on the Remaining Expansion Space Rent Commencement Date.

8.    Security Deposit. Provided that no default or event of default has occurred and/or is continuing under the Lease ,  Landlord shall refund to Tenant within thirty (30) days after the execution of this Amendment the security deposit in the amount of $80,000.00 that Tenant has paid Landlord under the Lease.

9.    Term. The expiration date of the Lease is hereby extended to the date that is ten

(10)    years from the Clean Room Expansion Space Rent Commencement Date (the "Extended Expiration Date")  as established by notice as set forth in Section 6 hereof.

10.    Renewal Terms.  Provided that no default or event of default has occurred  and/or is occurring under this Lease ,  and further provided that Tenant delivers written notice to Landlord that it wishes to extend the term of this Lease for a Renewal Term ,  a applicable, at least nine (9) months prior to the   beginning of such Renewal Term ,  Tenant shall have the option to renew this Lease with respect to all of the Leased Premises for two (2) additional five (5) year terms,  the first Renewal Term commencing on the day after the Extended Expiration Date (the "First Renewal Term") and the second renewal term commencing on the expiration date of the First Renewal Term (the "Second Renewal Term").  TIME BEING OF THE ESSENCE as to such notice date.

11.    Parking. Tenant shall have the right to use the parking spaces within the area outlined in bold in Exhibit D attached hereto and made a part hereof .

12.    Broker. Landlord and Tenant represent and warrant to each other that it has not dealt with any broker in connection with this Lease.    Landlord  and  Tenant  shall  each indemnify and hold the other harmless from of and from any and all losses,  costs,  damages or expense (including ,  without limitation,  attorneys'  fees and disbursements) incurred by the other  by  reason  of its  breach of the foregoing  representation.  Tenant shall pay,  at its cost,  any consultant or broker advising Tenant, including, but not limited to, David S. Kaminski.

13.    Miscellaneous.

a.    Landlord and Tenant represent and warrant to each other that it has the right ,  power and authority to execute and deliver this Amendment and to perform its obligations hereunder ,  and this Amendment has been duly authorized,  executed and delivered by it and is a valid and binding obligation of it enforceable against it in accordance with the terms hereof.

a.    Except as amended herein, the Lease shall remain in full force and effect and the parties hereto ratify and reconfirm the Lease. In the event of any conflicts or inconsistencies between the provisions of the Lease and the provisions of this Twelfth Amendment, the provisions of this Amendment shall control.

b.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one agreement. This Agreement shall be executed and delivered by electronic copy or via facsimile, to be held in escrow by each party, which such electronic copy or facsimile and delivery shall be valid and binding the same as if original documents were delivered and released to the parties upon the receipt of written Notice (the “Approval l Notice") from Tenant to Landlord of the approval of Tenant's Board of Directors, but not later than November 24,  2020 (the "Last Approval Date"). In the event the Approval Notice is not received by Landlord by 5 PM on the Last Approval Date, this Amendment shall be null and void. Such Approval Notice may be delivered by Tenant to Landlord by electronic copy or via facsimile and receipt must be acknowledged in writing by Landlord.

c.    This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

d.    If any term,  covenant or condition of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, this Amendment shall be construed without such proves ion.

e.    This Amendment may not be modified,  amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of the modification, amendment, waiver, change or termination is sought.

f.    The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

g.    The captions of the various sections of this Amendment are solely for the purpose of convenience. Such captions are not a part hereof and shall not be deemed in any manner to modify,  explain, enlarge or restrict any of the provisions of this Amendment.

1.    Landlord and Tenant represent and warrant that neither party is in default nor has an event of default occurred nor is an event of default continuing under the Lease as of the date hereof.

[NEXT PAGE IS THE SIGNATURE PAGE; THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals to this Amendment as of the day and year first above written.

LANDLORD:

PARK EAST FISHKILL LLC

By:

Name:

Its:

TENANT:

EMAGIN CORPORATION

By:	/s/ Mark A Koch

Name:

Its:	acting CFO

EXHIBIT A

Expansion Space

eMagin- Existing

eMagin- Expansion Storage 4,441 Sq ft

eMagin- Expansion Clean Room 7,910 sqft

eMagin- Expansion Office 384 sqft

EXHIBIT B

Landlord's Expansion Space Work

1.    Landlord shall perform the work to the Expansion Space:

A.    Landlord shall ensure that HYAC trunk lines, electric, Industrial Waste,  Compressed Air, Potable Water, DI Water, Jacket Cooling Water, Sanitary,  Heavy Electrical, High Temp, low temp, chilled water, Oxygen, Solvent and Acid Drain lines, source for make-up air to support Clean Room Expansion Space, toxic and solvent exhaust and process vacuum shall be stubbed to the perimeter of the Clean Room Expansion Space. All distribution by Tenant at its cost.

B.    The Clean Room Expansion Space shall be delivered in a modified vanilla shell condition,  as defined below.

C.    The Storage Expansion Space IV and the Storage Expansion Space V will be delivered in vanilla shell condition, as defined below.

D.    Demolish and demise existing hallway between existing clean room space and Clean Room Expansion Space in order to connect both premises.

E.    Open the ceiling in an area having approximately 6,000 square feet in the portion of the Clean Room Expansion Space  identified  in the Tenant'  s plans and  remove or relocate any obstructions as reasonably required to accommodate Tenant's machinery to a height of 13'  -6"  . Landlord and Tenant to cooperate in good faith and in all reasonable respects to reduce the obstructions to be removed and/or relocated to accommodate Tenant’s machinery in this area.

F.    Delivery of the Expansion Space broom clean.

2.    Clean Room Expansion Space Modified Vanilla Shell Definition. For avoidance of doubt, delivery of the Clean Room Expansion Space in Modified Vanilla Shell condition shall include the following items of work,  completed by Landlord, at Landlord's cost and expense:

a.    Remove/Demo:

1.    All temporary or other permanent partitions within the space,  leaving the space clear from demising wall to demising wall,  except for building columns;

11.   All existing flooring, including asbestos if present, leaving a level concrete floor ready for Tenant '  s finishes ;

n1. Branch ductwork: Remove all existing sheet metal, and flex not directly connected to the main HVAC trunk line;

1v. Exhaust ductwork: Remove all existing sheet metal, FRP, and stainless steel not directly connected to the main exhaust trunk line;

v. Wiring: Remove all power, data, low voltage that is abandoned,  including thermostats (only keep wiring passing through space from a source to another area in the building); and,

vr. Re-route or properly identify any remaining services/wiring that serve other tenants with the Building.

b.    Construct:

c.

1.    Fire rated demising walls at perimeter of all spaces;

11. All walls taped, primed and ready for paint;

111.   Provide 2 sets of 6080 Double Doors in the perimeter walls. Locations to be coordinated with Tenant's plans;

1v. Sprinkler system main lines in working condition in heads-up condition, to Code, for Tenant's distribution;

v. Temporary lights installed;

vr. Life Safety System: provide Fire Panel connected to the Building's fire alarm system with adequate space for Tenant's installation of wiring for pull stations,  strobes, smoke/heat detectors, etc.  for the intended use of the space.

3.    Storage Expansion Space IV and Storage Expansion Space V Vanilla Shell Definition. For avoidance of doubt, delivery of the Storage Expansion Space IV and the Storage Expansion Space Vin Vanilla Shell condition shall include the following items of work,  completed by Land lord,  at Land lord'  s cost and expense:

a.    Remove/Demo:

1.    All temporary or other permanent partitions within the space,  leaving the space clear from demising wall to demising wall, except for building columns; and,

11. All existing flooring, including asbestos if present, leaving a level concrete floor ready for Tenant '  s finishes.

b.    Construct:

1.    Fire rated demising walls at perimeter of all spaces;

11. All walls taped,  primed and ready for paint;

111. Provide Doors in the perimeter walls.  Locations to be coordinated with Tenant’s plans;

1v. Install acoustical drop ceiling with adequate LED light troffers at a height of 10 ft AFF.

v. Sprinkler system in working condition,  to Code;

vr. HVAC truck line for Tenant's distribution (Tenant to install HVAC distribution in a timely manner prior to Land lord'  s installation of the drop ceiling as described in Section 3(b)(iv) hereof); and,

v11. Life Safety System: provide Fire Panel connected to the Building'  s fire alarm system with adequate space for Tenant'  s installation of wiring for pull stations, strobes, smoke/heat detectors ,  etc. for the intended use of the space.

4.    Punch list. Within 60 days after substantial completion of Landlord’ s Expansion Space Work,  Tenant shall furnish to Landlord  a written  statement  setting forth  Tenant'  s schedule ,  in its reasonable opinion,  of any such uncompleted portions of Landlord's Expansion Space Work (the "Punch list").  If Landlord objects to any portion of the Punch list, Landlord shall notify Tenant. If not,  Landlord shall diligently complete the Punch list items and if Landlord  fails to diligently  pursue completion  of the  Punch list items approved by Landlord within  90 days  after  delivery  of the Punch list  to Landlord and Landlord's acceptance thereof,  Tenant shall issue to Landlord written notice of such failure and if Landlord fails to diligently pursue completion of said Punch list items within thirty (30) days thereafter,  Tenant  may  complete  any  of such  Punch list  items and Landlord shall pay Tenant any reasonable ,  actual and documented amounts incurred by Tenant within 30 days after proof of payment.

EXHIBIT C

Landlord’s Refurbishment Work

1.    Building 755 restrooms (located across from Tenant's break room) shall be improved to building standard with new tiles, plumbing fixtures, lighting fixture s,  ceiling and paint.

2.    Building 755 - Additional restrooms will be provided for the production area portion of the Premises to building standard.

3.    Break room portion of the Premises located in Building 755 to be improved with paint,  new carpet,  doors,  ceiling and kitchenette with small refrigerator and microwave to building standard.

4.    Landlord will install new interior signage within Building 755 provided by Tenant, at Tenant’s cost,  which installation shall not impact substantial completion of Landlord '  s Expansion Space Work.

5.    Current common area entrance to Tenant '  s main office area in Building 700 will be improved to include a renovation or replacement of the existing stone floor and a refurbishment of the stairwell leading to the 2nd floor including without limitation the treads,  risers and handrails.

6.    Current 2nd floor entrance lobby and surrounding corridors will be painted and improved to the building standard and screened from currently unused adjacent premises.

7.    Create new entrance to Premises in location identified in Exhibit Din Building 710 to building standard, including installation of  a canopy over the steps/walkway thereto.

8.    Current manufacturing entrance in Building 755 at H24 will be painted and improved to the building standard and new  interior signage will be installed by  Landlord,  such signage provided by Tenant,  at Tenant '  s cost.

9.    The roof shall be repaired at Buildings 700 and 755 to eliminate the multiple water leaks that are present.

10.    Appropriate equipment will be installed by  Landlord to eliminate the Fish smoke returning into air handlers resulting in odors into Tenant’s Premises.

# eMagin Rent Escalations

**Exhibit E**

| Current | SqFt | Rent | Yearly | Monthly |
|---|---|---|---|---|
| Office | 14,541 | $15.14 | $220,150.74 | $18,345.90 |
| Clean Room | 16,316 | $38.49 | $628,002.84 | $52,333.57 |
| Dry | 5,850 | $21.08 | $123,318.00 | $10,276.50 |
| Storage | 926 | $7.20 | $6,667.20 | $555.60 |
| Storage | 5,757 | $8.57 | $49,337.49 | $4,111.46 |
| Storage | 6,548 | $6.12 | $40,073.76 | $3,339.48 |
| Totals | 49,938 | | $1,067,550.03 | $88,962.50 |

| Space Rent Commencement Date | SqFt | Rent | Yearly | Monthly | | |
|---|---|---|---|---|---|---|
| Office | 14,925 | $15.14 | $225,964.50 | $18,830.38 | -$5,813.76 | -$484.48 |
| Clean Room | 16,316 | $35.00 | $571,060.00 | $47,588.33 | $56,942.84 | $4,745.24 |
| Clean Room | 7,910 | $22.50 | $177,975.00 | $14,831.25 | | |
| Dry | 5,850 | $21.08 | $123,318.00 | $10,276.50 | | |
| Storage | 926 | $7.20 | $6,667.20 | $555.60 | | |
| Storage | 5,757 | $8.57 | $49,337.49 | $4,111.46 | | |
| Storage | 6,548 | $6.12 | $40,073.76 | $3,339.48 | | |
| Storage | 4,441 | $7.83 | $34,773.03 | $2,897.75 | | |
| Totals | 62,673 | | $1,229,168.98 | $102,430.75 | | |

| At 6th Anniversary of Each Expansion Space Rent Commencement Date | SqFt | Rent | Yearly | Monthly |
|---|---|---|---|---|
| Office | 14,925 | $16.28 | $242,911.84 | $20,242.65 |
| Clean Room | 16,316 | $37.63 | $613,889.50 | $51,157.46 |
| Clean Room | 7,910 | $24.19 | $191,323.13 | $15,943.59 |
| Dry | 5,850 | $22.66 | $132,566.85 | $11,047.24 |
| Storage | 926 | $7.74 | $7,167.24 | $597.27 |
| Storage | 5,757 | $9.21 | $53,037.80 | $4,419.82 |
| Storage | 6,548 | $6.58 | $43,079.29 | $3,589.94 |
| Storage | 4,441 | $8.42 | $37,381.01 | $3,115.08 |
| Totals | 62,673 | | $1,321,356.65 | $110,113.05 |

| At 1st Renewal Term Commencement Date | SqFt | Rent | Yearly | Monthly |
|---|---|---|---|---|
| Office | 14,925 | $17.50 | $261,130.23 | $21,760.85 |
| Clean Room | 16,316 | $40.45 | $659,931.21 | $54,994.27 |
| Clean Room | 7,910 | $26.00 | $205,672.36 | $17,139.36 |
| Dry | 5,850 | $24.36 | $142,509.36 | $11,875.78 |
| Storage | 926 | $8.32 | $7,704.78 | $642.07 |
| Storage | 5,757 | $9.90 | $57,015.64 | $4,751.30 |
| Storage | 6,548 | $7.07 | $46,310.24 | $3,859.19 |
| Storage | 4,441 | $9.05 | $40,184.58 | $3,348.72 |
| Totals | 62,673 | | $1,420,458.40 | $118,371.53 |

| At 2nd Renewal Term Commencement Date | SqFt | Rent | Yearly | Monthly |
|---|---|---|---|---|
| Office | 14,925 | $18.81 | $280,714.99 | $23,392.92 |
| Clean Room | 16,316 | $43.48 | $709,426.05 | $59,118.84 |
| Clean Room | 7,910 | $27.95 | $221,097.79 | $18,424.82 |
| Dry | 5,850 | $26.19 | $153,197.57 | $12,766.46 |
| Storage | 926 | $8.94 | $8,282.64 | $690.22 |
| Storage | 5,757 | $10.65 | $61,291.81 | $5,107.65 |
| Storage | 6,548 | $7.60 | $49,783.51 | $4,148.63 |
| Storage | 4,441 | $9.73 | $43,198.43 | $3,599.87 |
| Totals | 62,673 | | $1,526,992.78 | $127,249.40 |